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                           SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                         FORM 8-K


                                       CURRENT REPORT


                             Pursuant to Section 12 or 15(d) of
                             The Securities Exchange Act of 1934


     Date of Report:  (Date of earliest event reported) December 31, 1997



                             Penseco Financial Services Corporation
                             --------------------------------------
                    (Exact Name of Registrant as Specified in its Charter)


      Pennsylvania                 Not Applicable           23-2939222
      ------------                 --------------           ----------
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
of Incorporation)                  File Number)           Identification No.)


150 North Washington Avenue, Scranton, Pennsylvania                18503
---------------------------------------------------                -----
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (717) 346-7741
                                                    --------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events

     On December 31, 1997, Penseco Financial Services Corporation (the "Holding Company") became a bank holding company in accordance with the terms of a Merger Agreement and Plan of Reorganization dated October 21, 1997 (the "Merger Agreement"), by and among Penn Security Bank and Trust Company (the "Bank"), Penn Security Interim Bank and Trust Company (the "Interim Bank" ) and the Holding Company. Pursuant to the Merger Agreement: (1) the Holding Company was organized; (2) the Interim Bank was organized as a wholly-owned subsidiary of the Holding Company; (3) the Interim Bank merged with and into the Bank, with the Bank as the surviving institution; and (4) upon such merger (i) the outstanding shares of common stock of the Bank, par value of $10.00 per share, became, by operation of law, on a one-for-four basis, common stock of the Holding Company, par value of $.01 per share, and (ii) the common stock of the Interim Bank was repurchased and canceled. The Bank became a wholly-owned subsidiary of the Holding Company, and the shareholders of the Bank became shareholders of the Holding Company.

     The common stock of the Bank was registered with the Federal Deposit Insurance Corporation under the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the merger and reorganization, the Holding Company now meets the asset and shareholder criteria for registration and reports under Section 12(g) of the Exchange Act and common stock of the Holding Company is deemed registered under Section 12 of the Exchange Act, in accordance with Rule 12g-3 of the Exchange Act.


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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    PENSECO FINANCIAL SERVICES CORPORATION


                                    By:       /s/ Richard E. Grimm
                                          ------------------------
                                          Richard E. Grimm
                                          Executive Vice President

Dated:  February 10, 1998